U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

        Date of Report (date of earliest event reported): August 22, 2003


                              X-NET SERVICES CORP.
            --------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

             Nevada                      000-49722                 87-0671807
-----------------------------         -------------             ----------------
(State or Other Jurisdiction           (Commission               (IRS Employer
   of Incorporation) No.)              File Number)              Identification

                4933 East Highway 60
                  Rogersville, MO                             65742
          --------------------------------                 -----------
          (Address of Principal Executive                   (Zip Code)
                      Offices)

                                 (417) 890-6556
              -----------------------------------------------------
              (Registrant's telephone number, including area code)


                    13537 Jackson Street, Thornton, CO 80241
          ------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Forward-Looking Statements

This report contains "forward-looking" statements including statements that describe the proposed operations of X-Net and its subsidiary and statements with respect to their future strategic plans, goals or objectives. Any forward-looking statements, including those regarding X-Net or its management's current beliefs, expectations, anticipations, estimations, projections, proposals, plans or intentions, are not guarantees of future performance or results and involve risks and uncertainties, such as those discussed herein under the caption "Risk Factors." The forward-looking statements are based on present circumstances and on X-Net's predictions respecting events that have not occurred, that may not occur, or that may occur with different consequences and timing than those now assumed or anticipated. Any forward-looking statements are made only as of the date of this report and X-Net assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances.

ITEM 1. CHANGES IN CONTROL OF THE REGISTRANT

As reported in Item 2. below, on August 22, 2003, X-Net Services Corp. ("X-Net" or the "registrant") experienced a change in control as a result of its acquisition of Third Millennium Industries, Inc., a Nevada corporation ("Millennium"), in a "reverse merger" transaction. Prior to the transaction, there were a total of 1,500,000 shares of X-Net common stock issued and outstanding. In connection with the transaction, X-Net issued a total of 10,200,000 restricted shares of X-Net common stock, or approximately 87.2% of X-Net's total issued and outstanding shares following the transaction, to the shareholders of Millennium in exchange for all issued and outstanding shares of Millennium. Concurrently with the closing of the reorganization, the former officers of X-Net resigned from their positions and the persons selected by Millennium were appointed as the new officers of X-Net. In addition, X-Net's board of directors was increased to two persons and a person designated by Millennium was appointed as a director of X-Net to fill the vacancy created by such increase. The Reorganization Agreement also provides that ten days after the closing date, or the earliest date permitted by Rule 14f-1, the other director shall resign and be replaced by a person designated by Millennium. The number of shares and percentage of the registrant's voting securities now held by each officer, director and 5% or greater shareholder following the reorganization is reported in Item 2 below.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

On August 22, 2003, X-Net acquired Millennium as a wholly owned subsidiary in a "reverse merger transaction" pursuant to an Agreement and Plan of Reorganization, dated as of July 18, 2003, entered into among X-Net, X-Net Merger Co., and Millennium (the " Reorganization Agreement").

Pursuant to the terms of the Reorganization Agreement, X-Net formed a new, wholly owned subsidiary under the laws of Nevada by the name of X-Net Merger Co., that was merged into Millennium and the outstanding shares of Millennium were converted into restricted shares of X-Net common stock. In connection with the transaction, X-Net issued 10,200,000 restricted shares of X-Net common stock to the Millennium shareholders. As a result of the transaction, X-Net has a total of 11,700,000 shares of common stock issued and outstanding, of which 10,200,000 shares, or approximately 87.2% of its total issued and outstanding shares, are held by the persons who were shareholders of Millennium prior to the merger and 1,500,000 shares, or approximately 12.8%, are held by the persons who were shareholders of X-Net prior to the merger. At the closing of the reorganization, the former officers of X-Net resigned from their positions and the persons designated by Millennium were elected as the new officers of X-Net. In addition, X-Net's board of directors was increased to two persons and a person designated by Millennium was appointed as a director of X-Net to fill the vacancy created by such increase. The Reorganization Agreement also provides that ten days after the closing date, or the earliest date permitted by Rule 14f-1, the other director shall resign and be replaced by a person designated by Millennium. The reorganization has been treated for accounting purposes as a reverse acquisition of X-Net by Millennium. In connection with the reorganization, X-Net adopted and assumed Millennium's outstanding stock options and reserved 700,000 shares of its common stock for issuance upon the exercise of such options. X-Net also effectively assumed Millennium's outstanding 18% Convertible Promissory Notes in the aggregate principal amount of $625,000, which are convertible at the option of the holders into approximately 883,333 shares of X-Net common stock.

                        Directors and Executive Officers

The following table sets forth the names, ages, and titles of the executive officers and directors of X-Net.

         Name                       Age                    Title*
         ----                       ---                    ------
         Dennis K. DePriest         48                President and Director
         George G. Spencer          47                Secretary and Treasurer
         Stephen D. Utley           42                Director

----------------
* The term of office of each director is one year and until his or her successor is elected at X-Net's annual shareholders' meeting and is qualified, subject to removal by the shareholders. The term of office for each officer is for one year and until a successor is elected at the annual meeting of the board of directors and is qualified, subject to removal by the board of directors. Each of X-Net's officers and directors has served in the offices indicated above since August 22, 2003, except that Stephen D. Utley has been a director of X-Net since May 11, 2003.

         Certain biographical information of X-Net's directors and officers is set forth below.

         Dennis K. DePriest. Mr. DePriest is a co-founder of Third Millennium Industries, Inc. and served as its President from its organization in February 2002 to the present. From February 2000 through February 2002, he was President of Springfield Venture, and from November 1987 through November 1999, he was President of Metropolymec Labs, Inc. Mr. DePriest is a nationally recognized speaker within the home schooling community. He is 48, married, and has eight children. Mr. DePriest has written and presented several seminars on parenting skills. He is the holder of two U.S. Patents covering both product designs and innovative manufacturing processes.

         George G. Spencer. Mr. Spencer is a co-founder of Third Millennium Industries, Inc. and served as its Secretary and Treasurer from its organization in February 2002 to the present. From January 1999 through April 2002, Mr. Spencer was a managing member of Springfield Venture Capital LLC. In 1998 Mr. Spencer was President of Community Investment Alliances, LLC. Mr. Spencer has completed numerous merger and acquisition transactions during the past fifteen years. He most recently negotiated the acquisition of Gared Sports, the leading manufacturer of backboards and goal systems. His previous experience includes a two-year stay as CFO of a television station holding company where he was responsible for all financial affairs of the company. He also spent thirteen years in commercial banking, as a Vice President of commercial lending for Centerre Bank.

         Stephen D. Utley. Mr. Utley is, and has for in excess of five years, been employed as territory manager for a regional wholesale appliance, electronics and furniture distributor. Mr. Utley served as the President, Secretary and Treasurer of X-Net from May 11, 2003 to August 22, 2003.

         Security Ownership of Certain Beneficial Owners and Management

The following table sets forth as of August 23, 2003, the number of shares of X-Net common stock, par value $0.001, owned of record or beneficially by each person known to be the beneficial owner of 5% or more of the issued and outstanding shares of X-Net common stock, and by each of X-Net's officers and directors, and by all officers and directors as a group. On August 23, 2003, there were 11,700,000 shares of X-Net common stock issued and outstanding.

Title                                Number of        Nature of         Percent
of Class          Name            Shares Owned(1)     Ownership        of Class
--------          ----            ---------------     ---------        --------

Principal Shareholders

Common        HIC of MO, LLC        5,332,713           Direct           45.6%
Common        Greg Meador           5,332,713(2)        Indirect         45.6%

Officers and Directors

Common        Dennis K. DePriest      945,000           Direct            8.1%
                                    5,332,713(3)        Indirect         45.6%
                                    6,277,713                            53.7%

Common        George G. Spencer       945,000           Direct            8.1%
                                    5,332,713(3)        Indirect         45.6%
                                    6,277,713                            53.7%

Common        Stephen D. Utley              0             -                -

Common        All Officers and
               Directors            1,890,000           Direct           16.2%
              As a Group
              (3 Persons)           5,332,713(3)        Indirect         45.6%
                                    7,222,713                            61.8%

----------------
(1) Unless otherwise indicated, all shares are held beneficially and of record by the person indicated.
(2) Consists of 5,332,713 shares owned by HIC of MO, LLC ("HIC") of which Mr. Meador may be deemed to be a beneficial owner as a result of his status as the manager and a member of HIC.
(3) Consists of 5,332,713 shares owned by HIC of which Messrs. DePriest and Spencer may each be deemed to be a beneficial owner as result of their status as members of HIC with shared investment power over the shares held by HIC.

                       INFORMATION ABOUT THIRD MILLENNIUM

History

Millennium was incorporated in Nevada in February 2002 under the name Third Millennium Acquisitions, Inc. In March 2002, its name was changed to Third Millennium Industries, Inc. From the date of its incorporation through the date of its acquisition by X-Net on August 22, 2003, Millennium conducted research in the aluminum trailer industry, developed a business plan, assembled an experienced management team, raised working capital through loans and the private placement of common stock, and entered into acquisition agreements with three companies engaged in business in the aluminum horse trailer industry. Shortly before the consummation of X-Net's acquisition of Millennium, Millennium began the implementation of its business plan, and satisfied one of the conditions to closing of the X-Net acquisition, by acquiring all the capital stock of the following three companies: Campers World, Inc. of Tulsa, Oklahoma ("Campers World"); Twister Trailers Manufacturing, Inc., of Fort Scott, Kansas ("Twister"); and Clear Lake Trailers, Inc. of Weatherford, Texas ("Clear Lake"), (which companies are sometimes referred to collectively in this report as the "Millennium Subsidiaries"). Except as otherwise expressly indicated to the contrary, X-Net, Millennium and the Millennium Subsidiaries are referred to collectively in this report as "X-Net," the "Company," or the "Registrant."

Business Plan

Millennium was formed for the purpose of acquiring several aluminum horse trailer related companies as the platform for an industry roll-up of similar manufacturers located primarily within 350 miles of the company's Springfield, Missouri base of operations. Millennium believes the horse trailer manufacturing industry is highly fragmented and largely populated by companies that began as small job shops or off-shoots of existing trailer manufacturers who have been allowed by market demand to grow without having to apply the efficiency enhancement methods and procedures common to most other industries. Millennium believes that by acquiring several of such companies and focusing its efforts on quality control, economies of scale, better management techniques and strong employee relations, it can achieve significantly better results of operation on a consolidated basis than the companies have been able to achieve on an individual basis. Millennium believes the aluminum horse trailer market generates total revenues of over $1 billion per year and Millennium believes that its plan of consolidation will allow it to compete effectively in that industry.

Millennium also plans to evaluate several opportunities for "tuck-in" acquisitions with strong possibilities for synergistic contributions (e.g. axle and suspension systems suppliers, aluminum extruders, living quarter conversion suppliers, retail dealers etc.), several of which have already been identified.

Millennium ultimately plans to acquire up to approximately eight companies with consolidated annual revenues of $130 to $150 million per year. No assurances can be given that Millennium will be successful in acquiring such companies or that if acquired, such companies will perform in the manner anticipated by Millennium. Further, Millennium anticipates that it will require substantial additional capital in the aggregate amount of approximately $20 million in order to implement its full consolidation plan. Millennium has not received any commitment for the provision of such financing and no assurances can be given that such funding will be available to Millennium on terms acceptable to it or at all.

Millennium believes that the success of its business plan will be primarily dependent on the following three factors:

         1. Adequate funding must be available for the cash portion of the buy out. In some cases owners of the target companies are not willing to accept equity positions, preferring to be "cashed out" entirely. However, Millennium believes that in most cases only a portion of the buy out will be for cash.

         2. An active and liquid public market for the Company's stock will be necessary to satisfy that portion of the buy outs taken in the Company's stock.

         3. Acceptance of new management techniques by current employees will be critical. The Company believes strongly that its success will depend in part on the acceptance of changes in policies, procedures and overall management methodology it intends to implement. This will require total participation and cooperation from the in-place infrastructure.

Products

Millennium plans to limit its activities to aluminum horse trailers, which are superior to steel trailers in terms of weight, durability, corrosion resistance, maintenance and weight-to-load ratio. Millennium believes that aluminum horse trailers fall into two categories: (i) low-end, entry-level units that are of lesser quality, and that account for approximately 70% of the total market, or
(ii) high-end units of very high quality that are designed specifically for a market that demands a higher benchmark and is willing to pay for it, which account for approximately 30% of the total market. Millennium believes that the higher end market segment is growing at a faster rate than the entry-level market and Millennium intends initially to focus its efforts on the higher end market. Millennium also plans to eventually market other products, which fit into the "lifestyle leisure" market category.

Millennium plans to market several lines of all aluminum horse trailers. These units are designed as gooseneck trailers that can be pulled by a heavy pick-up truck equipped specifically for this purpose. Trailers will range in length from 25' to 48' and may be configured in any number of designs. Millennium's trailers will generally include name brand tires, LED running lights, and full safety equipment. Other available options will include custom graphics, logos and lettering, generators, upgraded suspension systems, vents and special air flow designs. In some instances, living quarters for trainers or owners will be incorporated into the design specifications and may include options ranging from simple shelves, cabinets, lockers and dressing rooms to complete living quarters including upholstered furniture, wood or laminated finishes, air conditioning, refrigerators, electronics, central vacuum system, dinettes and bathrooms.

Millennium believes that by consolidating the manufacturing functions of both trailer and living quarters, it will be possible to floor plan complete units at the retail level more effectively. The manufacturer building both parts of the product will sign the repurchase agreement with the floor plan financing company. This is important because if a dealer cannot floor plan units, they cannot have them in inventory for sale, in which case the customer is forced to wait through the lead times of ordering and building both the trailer and living quarters, which is currently estimated at four to five months. Millennium believes it will be able to provide dealers with a financing package that will accept the living quarters as valid collateral and thereby assist them in acquiring floor planning. This will enable dealers to maintain high quality products on their lots for immediate sale.

As time progresses and Millennium can assess product performance, it plans to begin eliminating less profitable product lines, consolidating the best product features into the remaining lines and streamlining production around fewer focused products. New product introduction will be considered as Millennium's experience matures.

Potential Savings and Synergies

In determining which companies to select as acquisition targets, Millennium generally engages an independent consultant to conduct product and process evaluations on its potential acquisition candidates. This evaluation process covers facilities, operations, quality control systems, human resources, product development and process improvement. Millennium believes it is essential to have qualified third party confirmation of manufacturing efficiency enhancement potential before negotiating a final acquisition price. Millennium's initial research indicates that significant improvements can be achieved through the reduction of lead times and of work in progress, the improvement of product quality, the improvement of overall operating efficiency, and the more efficient utilization of floor space.

Effective use of economies of scale is also expected to have a significant impact. Certain raw materials such as aluminum extrusions, aluminum sheeting, windows, fasteners, suspension systems and a host of other universally used products can be purchased centrally in bulk and drop shipped to the manufacturing facility. Millennium believes that most of the raw materials and standard parts it will use in its operations, including aluminum and sheet metal, are available from multiple sources of supply.

One of the prime areas of concern for improvement in the industry has been in the area of standardization. Most manufacturers of upper market trailers do not have a standard product, preferring to `spec-out' each order. This requires individual engineering, construction and costly raw product inventorying. Typically, each manufacturer has its own unique extrusion specifications even for innocuous parts such as struts and beams.

Millennium intends to institute a program of "Mass Customization" that will standardize the basic trailer for each of its acquired companies, while still giving service to some design and cosmetic individuality. Millennium will implement its customization program by evaluating past sales to identify product groupings and making an assessment of specific customer needs. Design packages can be categorized within this same grouping for a cross reference and re-use type system. Target objectives would then be to develop a standard design package, production work instructions, bill of materials, etc., along with a customer management program to support both the needs of the customer and the company.

Millennium believes that product costing and resource allocation can be improved in all instances. Millennium plans to institute stricter cost accounting procedures to bring a higher level of financial discipline to the process by instituting a fully integrated Enterprise Resource Planning business software system.

Centralized purchasing and allocation are expected to bring substantial savings through a more focused vendor relations program. It will not be necessary to inventory raw material in a central location. Most vendors drop ship as a sales accommodation, but centralized buying is anticipated to afford a better bargaining position and provide stricter cost controls.

By this process of consolidation Millennium expects to realize substantial savings in administrative costs that are currently being duplicated by each manufacturer.

Millennium believes it can, to a degree, remedy the human resource dilemma and increase quality and performance at the same time by bringing the employees closer to not only the decision making process but through a sharing of the positive benefits that will accrue.

         o Better training programs. Each company is located in a state with programs for training. In several instances cash stipends are made available directly to the enrolling company.

         o Instituting employee involvement by bringing more of the floor personnel into production decision-making processes.

         o Providing better benefits packages that make leaving a costly proposition and staying a financial boon.

         o Insurance, retirement and profit sharing programs, and above all family involvement in the company, can result in greater productivity and company loyalty.

         o Institution of stronger quality control programs will result in not only a higher degree of customer loyalty, but also pride among the work force.

Marketing

Millennium believes the operations of all acquired companies can be improved through the implementation of centralized marketing procedures and the effective use of cross marketing techniques. The following are among the marketing initiatives that Millennium plans to implement.

         o A more ambitious advertising campaign incorporating coop advertising, stronger manufacturer involvement in trade shows, Internet presence and sponsorship.

         o Steps to remedy the floor plan issues and lack of financial support for sales have been instituted already. It is intended that Dealers who offer the living quarters package will be able to floor plan converted units through this system. This is important because flooring is difficult to obtain for conversion units which is a segment of the industry that is showing the most growth and the best overall margins. Millennium plans to engage in a blanket repurchase agreement with the financing resources on behalf of the consolidated companies. This will allow dealers more flexibility in offering financing packages to customers. It will also tend to eliminate the `special order' factor and focus sales more on standardized and dealer stocked products.

         o Better dealer support and education will be instituted from the onset. Millennium expects to focus more toward leading the customer to a standard product and in that manner help the dealer lead the sale rather than be led by it.

The Millennium Subsidiaries

Millennium has implemented the initial phase of its consolidation plan through its recent August 2003 acquisitions of Campers World, Twister and Clear Lake, which together had total revenues in 2002 of approximately $22 Million. All of such companies are currently financially distressed and Millennium believes it can improve the operations of all three companies by centralizing and standardizing operations as discussed above. A brief description of each of the Millennium Subsidiaries is set forth below. The financial statements for each of such companies have been filed as exhibits to this report.

         Campers World

         Campers World was incorporated in the State of Oklahoma in 1986. It is a retail dealer of various types of recreational vehicles including Class "A" motor homes, travel trailers and horse trailers. It has two locations in the Tulsa, Oklahoma area and a total of thirty-five (35) employees. Campers World had total revenues in 2002 of approximately $17.6 Million.

         Clear Lake Trailers

         Clear Lake Trailers was incorporated in the State of Texas in 1999. It is a retail dealer of various types of trailers including cargo, utility and various lines of aluminum and steel horse trailers. It has one location in Weatherford, Texas and a total of seven (7) employees. Clear Lake had total revenues in 2002 of approximately $4 Million.

         Twister Trailers Manufacturing

         Twister Trailers Manufacturing was incorporated in the State of Kansas in 1995. It is a manufacturer of custom aluminum horse trailers. It has one location in Fort Scott, Kansas and a total of three (3) employees. Twister had total revenues in 2002 of approximately $500,000.

Planned Future Acquisitions

Millennium's business plan is to acquire several additional companies in the aluminum horse trailer industry and Millennium has entered into non-binding letters of intent for the acquisition of two other companies. On May 27, 2003 Millennium entered into a non-binding letter of intent to acquire Ozark Mountain Interiors, a privately held cabinet manufacturing company located in Missouri, and on August 15, 2003 Millennium entered into a non-binding letter of intent to acquire Barrett Trailers, Inc., a trailer manufacturing company in Oklahoma. The letters of intent are subject to the negotiation of definitive agreements acceptable to both parties and their counsel and to other conditions precedent. No assurances can be given that Millennium will be successful in entering into definitive agreements with either of such companies or that either acquisition will be completed.

Employees

Millennium and the Millennium Subsidiaries have fifty (50) employees, including their officers. Millennium's employees are not represented by unions and it considers its relationship with its employees to be good.

Facilities

The principal executive offices of X-Net have been relocated to Millennium's principal executive offices located at 4933 East Highway 60, Rogersville, Missouri 65742, where its telephone number is (417) 890-6556. Such office space is rented by Millennium from a related party on a month-to-month basis pursuant to an oral agreement. The current rent for such facility is $4,000 per month.

Management

The President and Secretary/Treasurer of X-Net hold the same offices with Millennium. In addition, Ron Connell serves as Millennium's Vice President of Operations. The current directors of Millennium are Dennis K. DePriest and George G. Spencer.

Competition

The aluminum trailer business is highly fragmented and highly competitive. Competition is based on several factors including product quality, value, price, reliability, turnaround time, brand name recognition, dealer services, available financing, customer service, product development, and market research. Millennium believes that the aluminum horse trailer industry is made up of several small manufacturing organizations that account for over 70% of industry sales with the remaining 30% scattered among the regional manufacturers. Among Millennium's more prominent competitors are: Featherlite Corp., Exiss, Cherokee, 4 Star Trailers, Elite Trailers, C&C, Bloomer, Sooner Trailers, Sundowner Trailers, and Hart Trailers, most of which have substantially longer track records and greater financial resources and operating efficiencies than Millennium. There can be no assurance that Millennium will be able to compete effectively in the market.

Regulation

Millennium and its subsidiary companies and products are subject to a number of federal, state and local laws, rules and regulations. Millennium and its subsidiaries manufacture their trailers to the standards of the U.S. Department of Transportation and are subject to regulations relating to employee safety, working conditions, protection of the environment, and other items. Changes in such laws, rules and regulations or the recall of any product by the National Highway Transportation Safety Board, could have a material adverse effect on Millennium's business and financial condition.

                                  RISK FACTORS

The conduct and growth of X-Net's new business, as conducted through Millennium, is subject to several significant risks, including those set forth below. You should carefully read and consider such risk factors.

X-Net will require substantial additional equity or debt financing to successfully implement its business plan and its failure to obtain such financing could delay or curtail its operations. X-Net must obtain substantial additional equity or debt financing to implement its business plan and to restructure the operations of Millennium and its subsidiaries to achieve the additional efficiencies that are expected to result in profitable operations. The Company anticipates that it will require substantial additional capital in the amount of approximately $20 million in order to implement its full consolidation plan. X-Net has not entered into any agreements or arrangements for the provision of such additional financing, and no assurance can be given that such financing will be available on terms acceptable to X-Net or at all.

X-Net's subsidiary, Millennium, has a limited operating history and it is difficult to evaluate its business. Millennium was only recently incorporated in February 2002 and does not have an established history of operations. Millennium faces all the risks inherent in a new business and there can be no assurance it will be successful and/or profitable. Millennium's entry into the aluminum trailer industry and its lack of a significant operating history make it difficult to evaluate the risks and uncertainties it faces. Millennium's failure to address these risks and uncertainties could cause its business results to suffer.

The first three companies acquired by Millennium are financially distressed and Millennium's failure to achieve the planned improvements in efficiencies and operating results in a short time frame could have a materially adverse effect on X-Net and could threaten its ability to continue as a going concern. Each of the Millennium Subsidiaries is currently financially distressed and if X-Net fails to achieve the planned improvements in efficiencies and operating results, X-Net may be forced to obtain significant additional financing to fund losses from operations. If such financing is not available to X-Net and/or if such losses continue for a prolonged period of time, X-Net could be forced to discontinue its operations.

The Millennium Subsidiaries are parties to financing arrangements that could become immediately due and payable as result of Millennium's acquisition of such companies, which would require Millennium to refinance such loans. The Millennium Subsidiaries are parties to promissory notes and other loan agreements with various lenders that entitle the lenders to declare the outstanding balance of such loans to be immediately due and payable in the event of a change in control of the borrower. Millennium's acquisition of the Millennium Subsidiaries may constitute a change in control of each such company. If the lenders should declare their loans to be immediately due and payable, Millennium would be forced to obtain additional financing and no assurances can be given that such financing would be available on terms acceptable to it or at all. If it were not able to obtain the required financing it would be in default under the loan documents and the lenders could foreclose on the collateral.

Millennium will be dependent on its ability to acquire the aluminum used in its manufacturing operations at favorable prices, and increases in price or interruptions in supply could have a material adverse effect on Millennium's business and financial condition. Millennium uses significant amounts of aluminum in its manufacturing operations, including aluminum extrusions and sheets. Unforeseen upward fluctuations in the world wide prices of aluminum or the inability of a major supplier to deliver raw materials on a timely basis could have a material adverse effect on Millennium's business and financial condition.

Millennium is subject to the risk of product liability claims and the loss of any such claim in excess of its insurance coverage could have a material adverse effect on Millennium. As a manufacturer, Millennium is subject to the inherent risk of product liability claims. Millennium maintains product liability insurance in amounts it believes adequate but no assurance can given that its coverage will continue to be available at acceptable prices or that such coverage will be adequate in scope and coverage to protect Millennium from product liability claims.

The Registrant is substantially dependent on Dennis K. DePriest and George G. Spencer, the founders of Millennium, and the loss of their services would have an adverse effect on its business. The Registrant is dependent on Dennis K. DePriest, president and a director of X-Net and Millennium, George G. Spencer, secretary and treasurer of X-Net and secretary, treasurer and a director of Millennium, and Ron Connell, vice president of operations of Millennium, to operate the company and the loss of any of their services may be expected to have an adverse impact on its operations until such time as they could be replaced, if they could be replaced. The Company does not carry key man life insurance on the lives of Messrs. DePriest, Spencer or Connell, although Millennium has entered into employment agreements with each of such persons.

The limited operating history and limited resources of X-Net put it at a significant competitive disadvantage in the aluminum trailer industry. Millennium competes with a number of other businesses, most of which have substantially greater resources and operating efficiencies than Millennium, such as Featherlite Corp., Exiss, Cherokee, 4 Star Trailers, Elite Trailers, C&C, Bloomer, Sooner Trailers, Sundowner Trailers, and Hart Trailers. The intense competition among aluminum trailer manufacturers, and Millennium's relative lack of resources may prevent it from successfully competing for customers.

The shares of common stock available for sale in the future could adversely affect the market price for X-Net's common stock. Of the approximately 11,700,000 shares outstanding, approximately 1,500,000 shares are freely tradable or eligible for resale under Rule 144 promulgated under the Securities Act of 1933, as amended. Sales of substantial amounts of this common stock in the public market could adversely affect the market price for X-Net's common stock. The approximately 10,200,000 remaining shares will become available for sale under Rule 144 on August 22, 2004, and the availability of those shares for sale could also adversely affect the market price for X-Net's common stock.

The price for X-Net's stock could be volatile. In the event an established market for X-Net's common stock should develop, market prices will be subject to significant fluctuation in response to many factors, including: variations in X-Net's operations; investors' perception of X-Net; developments with regard to X-Net's activities, financial condition and management; investors' perceptions of the aluminum trailer industry in general; supply and demand; interest rates; and general economic conditions.

Control by Officers, Directors, and Principal Shareholders. The officers, directors and principal shareholders of X-Net own approximately 62% of X-Net's outstanding shares of common stock. As a result, these shareholders will be able to control the management and policies of X-Net through their ability to determine the outcome of elections for X-Net's board of directors and other matters requiring the vote or consent of shareholders.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a) Financial statements of businesses acquired.

         The following financial statements are included in this report, immediately following the signature page:

                  Audited Financial Statements of Third
                  Millennium Industries, Inc. as of December 31,
                  2002 and for the period from February 11, 2002
                  (inception) to December 31, 2002.

                  Audited Financial Statements of Campers World,
                  Inc. as of December 31, 2002 and for the years ended December 31, 2002 and 2001.

                  Audited Financial Statements of Clear Lake
                  Trailers, Inc. as of December 31, 2002 and 2001 and for the years then ended.

                  Audited Financial Statements of Twister
                  Trailers Manufacturing, Inc. as of December 31,
                  2002 and for the years ended December 31, 2002 and 2001.

         The following unaudited financial information will be included in an amendment to this report to be filed as soon as practicable, but not later than sixty days after the due date for this report on Form 8-K:

                  Unaudited Financial Statements of Third
                  Millennium Industries, Inc. as of June 30, 2003 and for the six months then ended.

                  Unaudited Financial Statements of Campers
                  World, Inc. as of June 30, 2003 and for the six months then ended.

                  Unaudited Financial Statements of Clear Lake
                  Trailers, Inc. as of June 30, 2003 and for the six months then ended.

                  Unaudited Financial Statements of Twister
                  Trailers Manufacturing, Inc. as of June 30,
                  2003 and for the six months then ended.

         (b) Pro forma financial information.

         The following pro forma financial information will be included in an amendment to this report to be filed as soon as practicable, but not later than sixty days after the due date for this report on Form 8-K:

                  The Unaudited Pro-forma Condensed Combined Balance Sheet at June 30, 2003, and the related Unaudited Pro-forma Condensed Combined Statements of Operations for the year ended December 31, 2002 and the six months ended June 30, 2003, which give effect to the acquisition by X-Net Services Corp. of all issued and outstanding shares of capital stock of Third Millennium Industries, Inc.

         (c) Exhibits.

         The following documents are included as exhibits to this report:

Exhibit    SEC Ref.
  No.        No.          Title of Document                             Location
  ---        ---          -----------------                             --------
  2.1         2         Agreement and Plan of Reorganization              This
                        among X-Net Services Corp., X-Net Merger Co.,     Filing
                        and Third Millennium Industries Inc., dated as of July 18, 2003*

* The exhibits to the Agreement and Plan of Reorganization are not included in the foregoing exhibits. The Registrant undertakes to furnish supplementally to the Commission copies of any omitted items on request.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     X-Net Services Corp.



Dated: September 3, 2003                             By  /s/ Dennis K. DePriest
                                                        ------------------------
                                                        Dennis K. DePriest
                                                        President

                                INDEX TO EXHIBITS


Exhibit     SEC Ref.
 No.          No.        Title of Document                              Location
-------     --------     -----------------                              --------
2.1            2         Agreement and Plan of Reorganization among      This
                         X-Net Services Corp., X-Net Merger Co., and     Filing
                         Third Millennium Industries, Inc., dated as of July 18, 2003

                       THIRD MILLENNIUM INDUSTRIES, INC.
                              Financial Statements

                For the Period From February 11, 2002 (Inception)
                              to December 31, 2002
                         Together with Auditors' Report

                               TABLE OF CONTENTS



                                                                         Page
                                                                         ----

Independent Auditors' Report                                              1
Balance Sheet                                                             2
Statements of Operations                                                  3
Statement of Stockholders' Equity                                         4
Statement of Cash Flows                                                   5
Notes to the Financial Statements                                        6-10

                                       MHM
                       Murrell, Hall, McIntosh & Co., PLLP
                          Certified Public Accountants


                          INDEPENDENT AUDITORS' REPORT



To the Stockholders
of Third Millennium Industries, Inc.


         We have audited the accompanying balance sheet of Third Millennium Industries, Inc. (a Nevada development stage company) as of December 31, 2002, and the related statements of operations, stockholders' equity and cash flows for period from February 11, 2002 (inception) to December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Third Millennium Industries, Inc. as of December 31, 2002, and the results of its operations, stockholders' equity and cash flows for the period from February 11, 2002 (inception) to December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.


                                         /s/ MURRELL, HALL, McINTOSH & CO., PLLP


Norman, Oklahoma
May 29, 2003 (except for Note H which the
Date is June 23, 2003)


--------------------------------------------------------------------------------
  2402 Westport Drive              (405) 292-2900             P.O. Box 720360
Norman, OK. 73069-6336          FAX (405) 321-4758       Norman, OK. 73070-4265
                                 WWW.MHMCPA.COM

                        THIRD MILLENNIUM INDUSTRIES, INC.
                          (A Development Stage Company)
                                 Balance Sheet
                               December 31, 2002


                                     ASSETS

Current Assets
    Cash                                                       $          7,204
    Advances to Shareholders                                            104,467
                                                               -----------------

       Total Current Assets                                    $        111,671
                                                               -----------------

Property and Equipment, at Cost
    Equipment                                                  $          6,326
    Less: Accumulated Depreciation                                         (450)
                                                               -----------------

       Net Property and Equipment                              $          5,876
                                                               -----------------

Other Assets
    Deposits on Equipment                                      $         13,545
                                                               -----------------

Total Assets                                                   $        131,092
                                                               =================

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
       Notes Payable                                           $          2,000
       Accounts Payable                                                  19,403
       Accrued Salaries and Wages                                        75,000
       Amounts Payable to Stockholders                                   79,253
       Accrued Liabilities                                                  813
                                                               -----------------

    Total Liabilities                                          $        176,469
                                                               -----------------

Stockholders' Deficit
       Common Stock, .0001 par value, 50,000,000 shares
       authorized, 10,000,000 shares issued and outstanding    $          1,000
       Paid-In Capital                                                  330,300
       Deficit Accumulated During the  Development Stage               (376,677)
                                                               -----------------

       Total Stockholders' Equity                              $        (45,377)
                                                               -----------------

Total Liabilities and Stockholders' Equity                     $        131,092
                                                               =================


                 See Accompanying Notes to Financial Statements

                        THIRD MILLENNIUM INDUSTRIES, INC.
                          (A Development Stage Company)
                            Statement of Operations
     For the Period From February 11, 2002 (Inception) to December 31, 2002


Development Stage Costs
      Contract and Professional Services                   $        81,737
      Depreciation Expense                                             450
      Health Insurance                                              26,313
      Interest Expense                                                 813
      Relocation Expense                                            33,000
      Rent                                                          38,958
      Salaries and Wages                                            75,000
      Telephone and Utilities                                       14,302
      Travel and Entertainment                                      54,938
      Vehicle Leases and Allowances                                 38,414
      Miscellaneous Expenses                                        12,752
                                                           ----------------

          Total Development Stage Costs                    $       376,677
                                                           ----------------


Net Development Stage Loss                                 $      (376,677)
                                                           ================


                 See Accompanying Notes to Financial Statements

                        THIRD MILLENNIUM INDUSTRIES, INC.
                          (A Development Stage Company)
                        Statement of Stockholders' Equity
     For the Period From February 11, 2002 (Inception) to December 31, 2002


                                                                     Deficit
                                                                   Accumulated
                                   Common Stock                    During the
                              ------------------------  Paid-In    Development
                                Shares       Amount     Capital       Stage            Total
                              -----------  ----------- ----------- ------------   --------------
Balance, February 11, 2002            --   $       --  $       --  $        --    $          --

Issuance of common stock       10,000,000       1,000     330,300           --          331,300

Net Loss                              --           --          --     (376,677)        (376,677)
                              -----------  ----------- ----------- ------------   --------------

Balance, December 31, 2002     10,000,000  $    1,000  $  330,300  $  (376,677)   $     (45,377)
                              ===========  =========== =========== ============   ==============


                 See Accompanying Notes to Financial Statements

                        THIRD MILLENNIUM INDUSTRIES, INC.
                          (A Development Stage Company)
                             Statement of Cash Flows
     For the Period From February 11, 2002 (Inception) to December 31, 2002


Cash Flows From Development Stage Activities
     Net Development Stage Loss                                          $     (376,677)
     Adjustments to Reconcile Net Loss to Net Cash
        Used by Development Stage Activities:
           Depreciation and Amortization                                            450
           Deferred Tax Benefit
        Increase  in Liabilities:
           Accounts Payable                                                      19,403
           Accrued Salaries and Wages                                            75,000
           Amounts Payable to Stockholders                                       79,253
           Accrued Liabilities                                                      813
                                                                         ---------------

              Net Cash Used By Development Stage Activities              $     (201,758)
                                                                         ---------------

Cash Flows From Investing Activities
     Advances to Stockholders                                            $     (104,467)
     Acquisition of equipment                                                   (19,871)
                                                                         ---------------

              Net Cash Used By Investing Activities                      $     (124,338)
                                                                         ---------------

Cash Flows From Financing Activities
     Proceeds from Current Debt                                          $       50,000
     Reduction in Other Current Debt                                            (48,000)
     Issuance of Common Stock                                                   331,300
                                                                         ---------------

              Net Cash Provided by Financing Activities                  $      333,300
                                                                         ---------------

Net Increase in Cash                                                     $        7,204

Cash at Beginning of Period                                                          --
                                                                         ---------------

Cash at End of Period                                                    $        7,204
                                                                         ===============

Supplemental Disclosures:
     Property and Equipment Acquired with Debt                           $        6,326
                                                                         ===============


                 See Accompanying Notes to Financial Statements


                        Third Millennium Industries, Inc.
                        Notes to the Financial Statements
                                December 31, 2002


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

The Company was incorporated in Nevada on February 11, 2002. The Company is a development stage holding company, which has devoted substantially all of its efforts to develop a vertically integrated structure of manufacturing facilities and retail outlets for recreational vehicles, with a primary emphasis on premium horse trailers.

The Company has entered into agreements to purchase three entities, including a horse trailer manufacturer in Kansas, a retail horse trailer outlet in Texas and a retail recreational vehicle and horse trailer outlet in Oklahoma. The acquisitions will be made primarily with common stock of the Company. The Company has also entered into a non-binding agreement to be acquired, in a reverse merger, by an entity that is currently trading on the OTC Bulletin Board. The acquisition of the Company is contingent upon the Company completing the acquisition of the three entities described above. The transactions are all expected to be completed in July 2003. The agreement contemplates a one for one stock exchange.

Cash and Cash Equivalents

The Company considers all short-term investments with a maturity of three months or less at the date acquired as cash equivalents in the statement of cash flows.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes

The Company accounts for income taxes under the liability method of accounting for income taxes. Under the liability method, deferred tax assets and liabilities are determined from the expected future tax consequences of temporary differences between the reported amounts of assets and liabilities and their tax basis.

Property and Equipment

Property and equipment are carried at cost. Depreciation of property and equipment is provided using the straight-line method, over 7 years. Expenditures for repairs and maintenance that do not extend the useful lives of the assets are charged to expense as incurred. Depreciation expense for the eleven months ended December 31, 2002 was $450.

Stock-based Compensation

The Company accounts for stock-based employee compensation plans under the recognition and measurement principles of APB Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. No stock-based employee compensation plans have been issued as of December 31, 2002. One employee option for 280,000 shares at $1.00 per share was granted during 2002. It is exercisable one year after the Company stock becomes available to be traded on a public stock exchange.

Stock-based non-employee compensation is measured under the fair value recognition standards of FASB Statement 123, Accounting for Stock-Based Compensation. There has not been any stock-based non-employee compensation plans issued as of December 31, 2002.

                        Third Millennium Industries, Inc.
                        Notes to the Financial Statements
                                December 31, 2002


NOTE B - NOTES PAYABLE

The note payable is with an individual. Interest is 8% and maturity is on September 1, 2003. The note is unsecured.

NOTE C - INCOME TAXES

No provision for income taxes has been recorded in the accompanying financial statements, because the Company has incurred net operating losses since its inception. At December 31, 2002, the Company had net operating loss carryforwards for federal income tax purposes of approximately $376,677 that expire in 2017. Because of the uncertainty that the Company will be able to use the tax benefit associated with its net operating losses to date, because its planned acquisitions may impose annual limitations in accordance with Internal Revenue Code Section 382 and there is no guarantee of future profitability of the Company, no tax benefit has been included in these financial statements.

NOTE D - LEASE OBLIGATIONS

Operating Lease

The Company rents facilities on a month-to-month basis at a current rate of $ 4,000 per month. The facilities are being rented from Springfield Venture Capital, LLC, which is controlled by two officers and directors of Third Millennium Industries Inc. The rental agreement is unwritten and Springfield Venture Capital and Third Millennium Industries, Inc. have agreed that rent paid through December 31, 2002 is payment in full for the period. See also Note E.

The Company also leases certain vehicles and equipment from related parties as described below in Note E.

Total rent expense for the period ended December 31, 2002 was $38,958.

NOTE E - RELATED PARTY TRANSACTIONS

The Company has advanced amounts to stockholders participating in the initial operations of the Company in the amount of $104,467. It is anticipated that these advances will be repaid when accrued salaries due these individuals are paid after the Company becomes an operating entity as described below.

The Company has employment agreements with certain officers and stockholders of the Company to pay salaries and wages earned during the initial start up period of the Company. The amount of salaries and wages accrued through December 31, 2002 is $75,000. This is less than amounts required to be paid under the employment agreements. The balance has been forgiven by written agreement. The Company anticipates that such salaries will continue to accrue until the Company operations commence and cash flow is sufficient to pay these individuals.

In addition to the salaries due to the officers and stockholders, additional amounts are due to them for travel and entertainment expenses, vehicle allowances and relocation expenses. As of December 31, 2002 the total amount due was $79,253. The Company anticipates that such expenses will continue to accrue until the Company operations commence and cash flow is sufficient to pay these expenses.

                        Third Millennium Industries, Inc.
                        Notes to the Financial Statements
                                December 31, 2002


NOTE E - RELATED PARTY TRANSACTIONS (continued)

The Company leased certain vehicles and equipment, including vehicles and equipment from related parties on a month-to-month basis. The amount of such rents for the period ended December 31, 2002 was $31,414. Subsequent to December 31, 2002 the lease arrangements were terminated.

NOTE F - CONTINGENCIES

The Company is obligated to acquire other entities and has entered into a letter of intent to be acquired in a reverse merger. Management of the Company has plans to expand business operations in the near future and has made commitments, which will require more capital resources than are currently available to the Company. The Company's business plans include pursuing additional debt and or equity financing with financial institutions or strategic partner(s) which will include contracting for additional professional services in the area of investment banking and investor relations.

In conjunction with the acquisition of the entities as described in Note A - "Nature of Business", the Company is obligated to enter into Employment Agreements with each of the individuals named below and the individuals will continue to manage the respective entities that they now own. The agreements will be for periods of five years and provide for annual salaries, which are considered to be competitive for equivalent management personnel.

In addition the Company is obligated to grant the following options to purchase common stock of the Company to the current owners of those entities upon completion of the acquisitions.

                Number
               of Shares             Price                   Term *
               ---------             -----                   ------
                50,000           50% Mkt. Price             5 Years
               100,000           50% Mkt. Price             5 Years
               100,000           50% Mkt. Price             5 Years
               100,000                    $0.10             2 Years
               100,000                    $0.10             2 Years

The term shall begin on the date that the Company's stock first becomes available for trading on a public exchange. These options have not been recognized in the accounting records because they are considered unissued for accounting purposes until the acquisitions are finalized and the Company's stock becomes available for trading on a public exchange. The optionable stock to be granted for $.10 per share will be issued from the stock holdings of two officers and directors.

Upon closing of the acquisition of Campers World, Inc., two officers and directors of the Company will purchase a parcel of real estate from the current owners and the Company will lease back the property, where the Campers World, Inc. facilities are located. The lease will include a stipulation that lease rates will not exceed local rates for similar properties.

The Company has paid a deposit of $13,545 on certain equipment that it intends to purchase for the amount of $301,489. The equipment was purchased on May 28, 2003. See Note H "Subsequent Events".

                        Third Millennium Industries, Inc.
                        Notes to the Financial Statements
                                December 31, 2002


NOTE F - CONTINGENCIES (continued)

In October 2002 the Company entered into an agreement with a firm to provide certain investment banking services. The agreement provides for the payment of advisory fees in the amount of $10,000 per month and a $25,000 fee upon closing of the reverse merger transaction, the issuance of 300,000 shares of common stock with registration rights, and certain other fees based on services performed by the investment banker. Such agreement may be renegotiated by the parties as a result of changed circumstances and alleged deficiencies in performance.

NOTE G - EQUITY TRANSACTIONS

Common Stock and Warrants
In February 2002, the Company issued a thirty-six month warrant to acquire 50,000 shares of the Company's common stock for $.001 per share to a financial consultant. The consultant's agreement further provides that 50% of the fees earned by the consultant shall be paid in common stock of the Company. At December 31, 2002, the balance payable in stock was $2,903.

Stock Options

The Company has agreements to grant the following options where the term of the options will begin on the date that the Company's stock first becomes available for trading on a public exchange.

                 Number
               of Shares          Price              Term
               ---------          -----              ----
                50,000            $0.75             2 Years
               250,000            $1.00             3 Years
                50,000            $0.75             2 Years
               100,000            $0.75             3 Years

These options have not been recognized in the accounting records because they are considered unissued for accounting purposes until the Company's stock becomes available for trading on a public exchange.

NOTE H - SUBSEQUENT EVENTS

In March 2003, a consultant to the Company exercised a warrant to purchase 50,000 shares of the Company's common stock at $.0001 per share.

On February 19, 2003, the Company issued a promissory note for $15,000 to an entity the Company intends to be acquired by in a reverse acquisition, for the purpose of funding a portion of the financial audit costs for the Company and entities to be acquired. The note is payable sixty days from date of issue and accrues interest at 9% per annum on the unpaid balance until paid. The Company is presently in default on this note and intends to satisfy it in full upon closing of the reverse merger transaction. Personal guarantees are in effect with certain officers of the Company to secure this note.

During the first quarter of 2003, the Company issued 28,000 shares of its common stock to an accredited investor in a private placement and received cash proceeds of $42,000.

During the first quarter of 2003, two officers and directors of the Company made additional cash contributions to the Company in the aggregate amount of $42,500.

                        Third Millennium Industries, Inc.
                        Notes to the Financial Statements
                                December 31, 2002


NOTE H - SUBSEQUENT EVENTS (continued)

In March 2003, the Company issued a ninety day, 18% Convertible Note in the amount of $75,000 to an accredited investor. The investor funded $37,500 in March and $37,500 in April of 2003, from which, $1,500 was paid in points to the originator and $1,500 was paid in fees to a licensed placement agent. Net cash proceeds to the Company were $72,000. The note provides that the holder can convert the principal and interest of the note to shares of the Company's common stock at the same price of the initial round of equity funding and, after default, at a value of $.50 per share. The Company is currently in default on the note. Personal guarantees are in effect with certain officers of the Company to secure this note.

On May 27, 2003 the Company entered into a non-binding letter of intent to acquire a cabinet manufacturing company in Missouri for the consideration of 250,000 shares of the Company's common stock. In addition, two officers and directors will grant options to the seller to purchase 100,000 shares of the Company's stock at 50% of its average selling price for the 30-day period immediately preceding exercise. The acquisition is contingent upon completion of due diligence by the Company and completion of the acquisition of the Company as described in Note A. In addition, the Company has entered into an agreement dated June 4, 2003 to manage the potential acquisition during the period it conducts its due diligence for a fee of $15,000 per month.

On May 28, 2003, the Company entered into a Sponsorship Agreement with the National Cutting Horse Association (NCHA), which shall become effective on January 1, 2004, and shall continue in effect until December 31, 2006. Under the agreement the Company is obligated to pay an amount of $60,000 annually, provide life member with discounts on trailer purchases and provide event winners with award vouchers that may be applied to the purchase of trailers. The Company is obligated to pay $10,000 per month during the period of July through December 2003 for the 2004 sponsorship and to pay for the following two years in advance on a quarterly basis with payments of $15,000 per quarter.

On May 28, 2003, The Company entered into an agreement to purchase raw materials from an individual for $189,610. The payment terms for the purchase require the Company to pay $50,000 upon the closing and the balance pursuant to the terms of a promissory note at no interest payable 50% in cash and 50% in common stock of the Company, on a periodic basis as raw materials are used by the Company with any unpaid purchase price due by the cut-off date.

As part of the same transaction, the Company entered into an agreement to purchase equipment from an LLC. The total amount of the purchase price is $301,489. The appropriate asset and liability entries will be recorded in the second quarter of 2003. The payment terms for the purchase required the Company to issue a promissory note in the amount of $301,489 with principal and interest, at the rate of 6% per annum, payable monthly, beginning June 1, 2003 and ending June 1, 2008. The Company will attempt to assume a long term loan payable to a bank and if it is successful, the amount of such loan will be offset against the promissory note.

Both agreements are secured by personal guarantees with certain officers of the Company, security agreement and UCC financing statements.

                              CAMPERS WORLD, INC.
                              Financial Statements

                          As of December 31, 2002 and
                 For the Years Ended December 31, 2002 and 2001
                         Together with Auditors' Report

                                       MHM
                       Murrell, Hall, McIntosh & Co., PLLP
                          Certified Public Accountants


                          INDEPENDENT AUDITORS' REPORT



To the Stockholders
of Campers World, Inc.


We have audited the accompanying balance sheet of Campers World, Inc., (an Oklahoma Corporation) as of December 31, 2002, and the related statements of operations, changes in stockholders' equity and cash flows for the years ended December 31, 2002 and 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Campers World, Inc. as of December 31, 2002, and the results of its operations and cash flows for the years ended December 31, 2002 and 2001, in conformity with accounting principles generally accepted in the United States of America.


                                         /s/ MURRELL, HALL, McINTOSH & CO., PLLP


Norman, Oklahoma
April 25, 2003

--------------------------------------------------------------------------------
  2402 Westport Drive             (405) 292-2900              P.O. Box 720360
Norman, OK. 73069-6336         FAX (405) 321-4758        Norman, OK. 73070-4265
                                  WWW.MHMCPA.COM

                              CAMPERS WORLD, INC.
                                 Balance Sheet
                               December 31, 2002


                                      ASSETS
Current Assets
      Cash                                                  $      155,677
      Trade Accounts Receivable, less allowance
        for doubtful accounts of $13,700                           260,474
      Inventory                                                  5,127,210
      Deposits and Prepaid Expenses                                  4,190
                                                            ---------------

    Total Current Assets                                    $    5,547,551
                                                            ---------------

Property and Equipment
      Buildings and Land                                    $      107,687
      Transportation Equipment                                     247,533
      Equipment                                                    223,379
      Office Furniture and Fixtures                                118,681
      Livestock                                                     36,860
      Leasehold Improvements                                        46,924
                                                            ---------------
                                                            $      781,064

      Less:  Accumulated Depreciation                             (458,045)
                                                            ---------------

    Net Property and Equipment                              $      323,019
                                                            ---------------

Total Assets                                                $    5,870,570
                                                            ===============


             LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
      Floor Plan Payable                                    $    4,787,809
      Current Notes Payable                                        377,533
      Accounts Payable                                             185,665
      Accrued Liabilities                                           95,800
      Current Portion of Long-Term Debt                            110,306
                                                            ---------------

    Total Current Liabilities                               $    5,557,113
                                                            ---------------

Long-Term Liabilities
      Long-Term Debt, Net of Current Portion                $      229,943
      Related Party Debt                                           165,144
                                                            ---------------

    Total Long-Term Liabilities                             $      395,087
                                                            ---------------

      Total Liabilities                                     $    5,952,200
                                                            ---------------

Stockholders' Deficit
      Common Stock, $.50 par value, 10,000 shares
      authorized, issued and outstanding                    $        5,000
      Paid in Capital                                              396,305
      Retained Deficit                                            (482,935)
                                                            ---------------

      Total Stockholders' Deficit                           $      (81,630)
                                                            ---------------

Total Liabilities and Stockholders' Deficit                 $    5,870,570
                                                            ===============


                 See Accompanying Notes to Financial Statements

                              CAMPERS WORLD, INC.
                            Statements of Operations
                 For the Years Ended December 31, 2002 and 2001


                                                         2002                2001
                                                  -----------------   -----------------
Net Sales                                         $     17,641,514    $     17,754,808

Cost of Sales                                           15,661,221          15,416,557
                                                  -----------------   -----------------

      Gross Profit                                $      1,980,293    $      2,338,251

Selling, General and Administrative Expense
  (including interest expense of $32,141
  and $514,401)                                          1,868,522           2,141,815
                                                  -----------------   -----------------

      Income from Operations                      $        111,771    $        196,436

Other Expense                                              (20,239)             (6,480)
                                                  -----------------   -----------------

Net Income                                        $         91,532    $        189,956
                                                  =================   =================



                 See Accompanying Notes to Financial Statements

                              CAMPERS WORLD, INC.
                            Statements of Operations
                 For the Years Ended December 31, 2002 and 2001



                                     Common Stock
                                -----------------------
                                 Shares      Amount     Paid in Capital  Retained Deficit
                                ---------  ------------ ---------------  ---------------
Balance, December 31, 2000        10,000   $     5,000  $      121,305   $     (722,193)

Contributed Capital                   --            --         180,000               --

Net Income                            --            --              --          189,956
                                 --------- ------------ ---------------  ---------------

Balance, December 2001            10,000   $     5,000  $      301,305   $     (532,237)

Contributed Capital                   --            --          95,000               --

Distributions to Shareholders         --            --              --          (42,230)

Net Income                            --            --              --           91,532
                                 --------- ------------ ---------------  ---------------

Balance, December 2002            10,000   $     5,000  $      396,305   $     (482,935)
                                 ========= ============ ===============  ===============


                 See Accompanying Notes to Financial Statements

                              CAMPERS WORLD, INC.
                            Statements of Cash Flows
                 For the Years Ended December 31, 2002 and 2001


Cash Flows From Operating Activities
    Net Income                                              $     91,532    $    189,956
    Adjustments to Reconcile Net Income to Net Cash
      Provided (Used) by Operating Activities:
         Depreciation                                             99,077          85,733
         Loss on Disposition of Property and Equipment            24,924          14,350
         Provision for Bad Debts                                  13,700              --
       (Increase) Decrease in Assets:
         Accounts Receivable                                     436,895        (488,750)
         Inventory                                            (1,480,332)      1,487,204
         Prepaid Expenses                                          4,000              --
       Increase (Decrease) in Liabilities:
         Accounts Payable and Floor Plan Payable               2,019,304      (2,121,673)
         Accrued Liabilities                                      (6,409)          2,154
                                                            ------------    ------------

            Net Cash Provided (Used) by
              Operating Activities                          $  1,202,691    $   (831,026)
                                                            ------------    ------------

Cash Flows From Investing Activities
    Purchases of Property and Equipment                     $    (45,123)   $   (107,693)
    Proceeds from Sale of Property and Equipment                 136,962              --
                                                            ------------    ------------

            Net Cash Provided (Used) By
              Investing Activities                          $     91,839    $   (107,693)
                                                            ------------    ------------

Cash Flows From Financing Activities
    Proceeds From Short Term Debt                           $  1,419,286    $  3,511,504
    Payments on Short Term Debt                               (2,849,935)     (2,675,709)
    Proceeds From Long Term Debt                                 260,412              --
    Reductions of Long Term Debt                                (148,552)        (14,890)
    Change in Related Party Debt                                  55,907           3,000
    Distributions to Shareholders                                (42,230)             --
    Contribution of Capital                                       95,000         180,000
                                                            ------------    ------------

            Net Cash Provided (Used) by
              Financing Activities                          $ (1,210,113)   $  1,003,905
                                                            ------------    ------------

Net Increase in Cash                                        $     84,417    $     65,186

Cash at Beginning of Year                                         71,260           6,074
                                                            ------------    ------------

Cash at End of Year                                         $    155,677    $     71,260
                                                            ============    ============

Supplemental Disclosures:
    Cash Paid for Interest                                  $    386,524    $    534,206
                                                            ============    ============

    Total Purchases of Property and Equipment               $    200,100    $    128,598
    Less:  Property and Equipment Acquired by Debt              (154,977)        (20,905)
                                                            ------------    ------------
    Cash Paid for Property and Equipment                    $     45,123    $    107,693
                                                            ============    ============



                 See Accompanying Notes to Financial Statements

                               CAMPERS WORLD, INC.
                          Notes to Financial Statements
                                December 31, 2002


Note 1 - Summary of Significant Accounting Policies

Nature of Operations - Campers World, Inc. (the Company) was incorporated in Oklahoma in 1986 for the purpose of the retail sale of recreational vehicles and horse trailers.

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents - For the purposes of the statements of cash flows, the Company considers all checking, savings accounts and any highly liquid debt instruments with maturities of three months or less, when purchased, to be cash equivalents.

Accounts Receivable - The Company requires that units sold be paid for in full and financing received prior to delivery. Accounts receivable consists generally of amounts due from customers receiving repair services. Warranty claims older than one year are reserved and written off in the subsequent year. Other delinquent receivables deemed to be uncollectible are written off as incurred.

Property and Equipment - Property and equipment is stated at cost. Maintenance and repairs which do not improve or extend the useful lives of the assets are expensed as incurred. Additions and betterments are capitalized. Upon retirement or replacement, the costs and accumulated depreciation are removed from the respective accounts and the difference is included in income.

Depreciation is computed using both the straight-line method and declining balance methods. Estimated useful lives vary between 3 and 39 years. Depreciation expense for 2002 and 2001 was $99,077 and $85,733 respectively.

Income Taxes - The Company has elected under the Internal Revenue Code to be taxed as an S Corporation. Under those provisions, the Company does not pay federal corporate taxes on its taxable income. Instead, the stockholders are liable for individual federal taxes on their proportionate share of the Company's taxable income. Accordingly no provision or liability for income taxes has been made in the accompanying financial statements. There are no significant differences between financial and taxable income.

Inventory - Inventory of new and used vehicles are stated at the lower of cost or market, on a specific unit basis. Inventory of parts and accessories are stated at replacement cost, which approximates cost on the first-in, first-out basis (FIF0).

Concentrations of Credit Risk Arising from Cash Deposits in Excess of Insured Limits - The company maintains its cash balances in several financial institutions located in Tulsa, Oklahoma. The balances are insured by the Federal Deposit Insurance Corporation up to $100,000. At December 31, 2002, the company's uninsured cash balance totaled $268,418.

                               CAMPERS WORLD, INC. .
                          Notes to Financial Statements
                                December 31, 2002

Note 2 - Inventory

Inventory consists of the following:
         Recreational Vehicles and Horse Trailers                               $     5,005,812
         Parts and Supplies                                                             121,398
                                                                                ---------------
                                                                                $     5,127,210
                                                                                ===============
Note 3 - Long-Term Debt and Notes Payable

Long-Term Debt

Long-term debt consists of the following as of December 31, 2002:
         Note  payable to a finance company, interest at 0%,
               monthly payments of $1,031, through
               December, 2004, collateralized by a vehicle            $       23,704

         Note payable to a bank, interest at 7.5%,
               monthly payments of $421, through
               August, 2006, collateralized by a vehicle                      16,477

         Note payable to a bank, interest at 7.5%,
               monthly payments of $655, through
               January, 2007, collateralized by a vehicle                     30,441

         Note payable to a bank, interest at 7.25%,
               monthly payments of $843, through
               March, 2006, collateralized by a vehicle                       29,841

         Note payable to a bank, interest at 7.25%,
               monthly payments of $848, through
               March, 2006, collateralized by a vehicle                       30,050

         Note payable to a bank, interest at 8.2%,
               monthly payments of $691, through
               July, 2003, collateralized by a vehicle                         5,443

         Note payable to an individual, interest at 7.25%,
               monthly payments of $5,000, through
               January, 2006, collateralized by inventory                    166,358

         Capital lease payable to a finance company
              interest at 12.70%  monthly payments of $1,798,
              through December, 2004, collateralized by equipment             37,935
                                                                      --------------
                                                                      $      340,249
              Less current portion                                          (110,306)
                                                                      --------------
         Net Long-Term Portion                                        $      229,943
                                                                      ==============

                               CAMPERS WORLD, INC..
                          Notes to Financial Statements
                                December 31, 2002



Note 3 - Long-Term Debt and Notes Payable

Maturities of Long-Term Debt at December 31, 2002 are:
                        2003                                                      $         110,306
                        2004                                                                112,917
                        2005                                                                 87,692
                        2006                                                                 25,593
                        2007                                                                  3,741
                                                                                  -----------------

                                                                                  $         340,249
                                                                                  =================
Current Notes Payable

Current notes payable consists of the following as of December 31, 2002:
         Note payable to a bank, interest at 5.25%,
               Maturing August 2003, collateralized by  inventory                                 $          73,278

         Note payable to a bank, interest at 5.25%,
               Maturing August 2003, collateralized by  inventory                                           162,876

         Note payable to a bank, interest at 9.00%,
               Maturing October 2003, collateralized by  inventory                                           38,105

         Note payable to a bank, interest at 9.00%,
               Maturing October 2003, collateralized by  inventory                                           38,105

         Note payable to a bank, interest at 9.00%,
               Maturing October 2003, collateralized by  inventory                                           35,105

         Note payable to a bank, interest at 7.25%,
               Maturing March 2003, collateralized by  inventory                                             30,064
                                                                                                  -----------------
         Total Current Notes Payable                                                              $         377,533
                                                                                                  =================

Note 4 - Leases

Capital Leases

The Company leases its computer system under a capital lease expiring December, 2004. The asset and liability under the capital lease is recorded at the present value of the minimum lease payments. The asset is depreciated over the lease term of 48 months and is included with furniture and fixtures. Depreciation of the asset under the capital lease is included in depreciation expense.

Following is a summary of property held under capital lease at December 31, 2002.

         Computer System                                 $       67,398
         Less:  Accumulated Depreciation                         35,047
                                                         --------------
                                                         $       32,351
                                                         ==============

Minimum future lease payments under capital leases as of December 31, 2002 for the next live of the lease and in the aggregate are:

                  Year ended December 31
                  ----------------------
                           2003                                     $     21,763
                           2004                                           21,763
                                                                    ------------

             Total Minimum Lease Payments                           $     43,526
             Less:  amount Representing Interest                           5,591
                                                                    ------------

             Present Value of Net Minimum Lease                     $     37,935
                                                                    ============

The current portion of the obligation under capital lease is included as a part of the overall current portion of long-term debt.

Operating Leases-Related Party

The Company leases one of its sales facilities from a related party under an operating lease expiring April, 2004. Another facility lease from a related party expired in November, 2002, and is currently extended on a month-to-month basis.

Minimum future rental payments under the operating lease in effect at December 31, 2002 for each of the years remaining in the agreement are:

                  Year ended December 31
                  ----------------------
                           2003                                     $    102,000
                           2004                                           34,000
                                                                    ------------

             Total Minimum Future Rental Payments-Related Party     $    136,000
                                                                    ============

Rent Expense under the operating leases for 2002 was $168,000.

Operating Leases-Other

The Company leases a forklift under an operating lease expiring May, 2003. Minimum future rental payments under the operating lease in effect at December 31, 2002 are:

                  Year ended December 31
                  ----------------------
                           2003                                     $      1,951
                                                                    ============

Rent expense under this lease for 2002 was $4,682.

Note 5 - Related Party Transactions

The Company buys and sells horse trailers with a company in Texas which is related thru the Company shareholders. Total sales to the company in 2002 were approximately $986,000. Included in accounts receivable from this related party is $48,268.

See also Note 4.

                           CLEAR LAKE TRAILERS, INC.
                               dba TEXAS PRO STAR
                              Financial Statements

                 For the Years Ended December 31, 2002 and 2001
                         Together with Auditors' Report

                                       MHM
                       Murrell, Hall, McIntosh & Co., PLLP
                          Certified Public Accountants


                          INDEPENDENT AUDITORS' REPORT


To the Stockholders
of Clear Lake Trailers, Inc.


         We have audited the accompanying balance sheets of Clear Lake Trailers, Inc., dba Texas Pro Star (a Texas Subchapter S Corporation) as of December 31, 2002 and 2001, and the related statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Clear Lake Trailers, Inc. as of December 31, 2002 and 2001, and the results of its operations, stockholders' equity and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

         The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 9 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency, which raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 9. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                         /s/ MURRELL, HALL, McINTOSH & CO., PLLP


Norman, Oklahoma
March 21, 2003


--------------------------------------------------------------------------------
  2402 Westport Drive             (405) 292-2900              P.O. Box 720360
Norman, OK. 73069-6336         FAX (405) 321-4758        Norman, OK. 73070-4265
                                  WWW.MHMCPA.COM

                           CLEAR LAKE TRAILERS, INC.
                               dba TEXAS PRO STAR
                                 Balance Sheets
                           December 31, 2002 and 2001


                                        ASSETS
                                                             2002              2001
                                                        --------------    -------------
Current Assets
      Cash                                              $       69,053    $      21,325
      Accounts Receivable                                       19,310           55,206
      Inventory                                                566,635        1,116,245
      Prepaid Expenses                                           3,350              350
                                                        --------------    -------------

    Total Current Assets                                $      658,348    $   1,193,126
                                                        --------------    -------------

Property and Equipment, at cost
      Furniture, Fixtures and Equipment                 $      172,240    $     182,810
      Automobiles and Trucks                                    70,351           93,322
      Livestock                                                 25,000           25,000
                                                        --------------    -------------
                                                        $      267,591    $     301,132
      Less:  Accumulated Depreciation                         (154,381)        (114,615)
                                                        --------------    -------------

    Net Property and Equipment                          $      113,210    $     186,517
                                                        --------------    -------------

Other Assets
    Intangibles, net of Accumulated
      Amortization of $19,167 and $91,611               $       55,833    $     393,389
                                                        --------------    -------------

Total Assets                                            $      827,391    $   1,773,032
                                                        ==============    =============


                         LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
      Floor Plan Payable                                $      498,742    $     934,516
      Current Note Payable                                      19,341           47,395
      Accounts Payable                                         138,758           17,062
      Customer Deposits                                         33,585           55,588
      Accrued Liabilities                                       27,910            5,706
      Current Portion of Long-Term Debt                         80,515           39,483
                                                        --------------    -------------

    Total Current Liabilities                           $      798,851    $   1,099,750
                                                        --------------    -------------

Long-Term Liabilities
      Long-Term Debt, Net of Current Portion            $       95,094          295,518
      Payable to Stockholder                                    20,109          524,902
                                                        --------------    -------------

    Total Long-Term Liabilities                         $      115,203    $     820,420
                                                        --------------    -------------

       Total Liabilities                                $      914,054    $   1,920,170
                                                        --------------    -------------

Stockholders' Deficit
      Common Stock, No par value, 10,000 shares
      authorized, 1,000 shares issued and outstanding    $      70,000    $      70,000
      Paid-In Capital                                          645,728               --
      Retained Deficit                                        (802,391)        (217,138)
                                                        --------------    -------------

      Total Stockholders' Deficit                       $      (86,663)   $    (147,138)
                                                        --------------    -------------

Total Liabilities and Stockholders' Deficit             $      827,391    $   1,773,032
                                                        ==============    =============

                 See Accompanying Notes to Financial Statements

                           CLEAR LAKE TRAILERS, INC.
                               dba TEXAS PRO STAR
                            Statements of Operations
                 For the Years Ended December 31, 2002 and 2001



                                                             2002             2001
                                                        --------------   --------------
Net Sales                                               $    4,059,096   $    4,331,697

Cost of Sales                                                3,490,592        3,499,988
                                                        --------------   --------------

      Gross Profit                                      $      568,504   $      831,709

Selling, General and Administrative Expense
  (including interest expense of $34,587 and
  $74,201)                                                     821,201          993,818

Impairment of Goodwill                                         332,556               --
                                                        --------------   --------------

Net Loss                                                $     (585,253)  $     (162,109)
                                                        ==============   ==============



                 See Accompanying Notes to Financial Statements

                            CLEAR LAKE TRAILERS, INC.
                               dba TEXAS PRO STAR
                       Statements of Stockholders' Equity
                 For the Years Ended December 31, 2002 and 2001



                                            Common Stock
                                       ------------------------    Paid-In      Retained
                                        Shares       Amount        Capital       Earnings
                                       ----------  ------------  ------------  --------------
Balance, December 31, 2000                 1,000   $    70,000   $        --   $     (55,029)

Net Loss                                      --            --            --        (162,109)
                                       ---------   -----------   -----------   -------------

Balance, December 31, 2001                 1,000   $    70,000   $        --   $    (217,138)

Owner Contributions                           --            --       645,728              --
Net Loss                                      --            --            --        (585,253)
                                       ---------   -----------   -----------   -------------

Balance, December 31, 2002                 1,000   $    70,000   $   645,728   $    (802,391)
                                       =========   ===========   ===========   =============


                 See Accompanying Notes to Financial Statements

                            CLEAR LAKE TRAILERS, INC.
                               dba TEXAS PRO STAR
                       Statements of Stockholders' Equity
                 For the Years Ended December 31, 2002 and 2001


                                                                2002            2001
                                                            ------------    ------------
Cash Flows From Operating Activities
    Net Loss                                                $   (585,253)   $   (162,109)
    Adjustments to Reconcile Net Loss to Net Cash
       Provided (Used) by Operating Activities:
         Depreciation and Amortization                            58,199          94,272
         Loss on Disposal of Equipment                            20,109              --
         Bad Debt Provision (Recovery)                                --          (1,500)
       (Increase) Decrease in Assets:
         Accounts Receivable                                      35,896         131,512
         Inventory                                               549,610        (355,371)
         Prepaid Expense                                          (3,000)             --
         Other Assets                                            332,556              --
       Increase (Decrease) in Liabilities:
         Accounts Payable                                       (314,079)        165,106
         Accrued Liabilities                                         201          25,417
                                                            ------------    ------------

            Net Cash Provided (Used) By
              Operating Activities                          $     94,239    $   (102,673)
                                                            ------------    ------------

Cash Flows From Investing Activities
    Purchases of Property and Equipment                     $         --    $    (14,220)
                                                            ------------    ------------

            Net Cash Used By Investing Activities           $         --    $    (14,220)
                                                            ------------    ------------

Cash Flows From Financing Activities
    Proceeds from Current Debt                              $    100,397    $     97,815
    Reductions in Current Debt                                  (128,451)        (78,792)
    Proceeds from Long Term Debt                                  45,000         179,268
    Reductions of Long-Term Debt                                (709,185)       (144,205)
    Owner Contributions                                          645,728              --
                                                            ------------    ------------

            Net Cash Provided (Used) By
              Financing Activities                          $    (46,511)   $     54,086
                                                            ------------    ------------

Net Increase (Decrease) in Cash                             $     47,728    $    (62,807)

Cash at Beginning of Year                                         21,325          84,132
                                                            ------------    ------------

Cash at End of Year                                         $     69,053    $     21,325
                                                            ============    ============

Supplemental Disclosures:
    Interest Paid                                           $     34,587    $     74,201
                                                            ============    ============

    Property and Equipment Acquired with Debt               $         --    $     40,490
    Property and Equipment Acquired with Cash                         --          14,220
                                                            ------------    ------------

       Total Property and Equipment Acquisitions            $         --    $     54,710
                                                            ============    ============


                 See Accompanying Notes to Financial Statements

                            CLEAR LAKE TRAILERS, INC.
                               dba TEXAS PRO STAR
                          Notes to Financial Statements
                           December 31, 2002 and 2001


Note 1 - Summary of Significant Accounting Policies

Nature of Operations - The Company was incorporated as a Texas corporation for the primary purpose of operating as a distributor of livestock trailers for Sooner Trailers, Inc.

Use of Estimates in the Preparation of Financial Statements - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents - Short-term investments which have an original maturity date of 90 days or less are included as cash equivalents in the statement of cash flows. There were no cash equivalents at December 31, 2002 and December 31, 2001.

Property and Equipment - Property and equipment are stated at cost. Maintenance and repairs which do not improve or extend the useful lives of the assets are expensed as incurred. Additions and betterments are capitalized. Upon retirement or replacement, the costs and accumulated depreciation are removed from the respective accounts and the difference is included in income.

Depreciation is provided over the estimated useful lives of the related assets using the declining balance method. Estimated useful lives vary between 5 and 15 years.

Income Taxes - The Company has elected under the Internal Revenue Code to be taxed as an S Corporation. Under those provisions, the Company does not pay federal corporate taxes on its taxable income. Instead, the stockholders are liable for individual federal taxes on their proportionate share of the Company's taxable income. Accordingly no provision or liability for income taxes has been made in the accompanying financial statements.

There were no significant differences between book and tax income for 2001. In 2002, due to the adoption of new required accounting rules for goodwill (see
Note 7), goodwill is no longer amortized for book purposes but continues to be amortized for tax purposes. This difference results in an approximately $333,000 difference between financial and taxable income which will reverse as the goodwill is amortized for tax purposes.

Inventory - Inventories of parts are valued at the lower of first-in, first-out
(FIFO) cost or market. Trailer inventories are valued at the lower of specific cost or market.

Accounts Receivable - The Company requires that trailers be paid for in full or that financing be in place prior to delivery. Accounts receivable consists generally of amounts due from customers receiving repair services. There have been very few instances of uncollectible accounts. Delinquent receivables deemed to be uncollectible are written off as incurred. The Company does not believe a reserve for uncollectible accounts is needed as of December 31, 2002 and 2001.

                           CLEAR LAKE TRAILERS, INC.
                               dba TEXAS PRO STAR
                          Notes to Financial Statements
                           December 31, 2002 and 2001



Note 2 - Inventories

     Inventory consists of the following:

         Trailers and Related Parts                     $   559,685              $   1,109,382
         Supplies                                             6,950                      6,863
                                                        -----------              -------------
                                                        $   566,635              $   1,116,245
                                                        ===========              =============



Note 3 - Long-Term Debt and Notes Payable
     Long-term debt consists of the following as of December 31, 2002 and 2001:

                                                                                       2002               2001
                                                                                  -------------      --------------
         Note payable to a bank, interest at 8.49%,
               monthly payments of $531, through
               July, 2005, collateralized by a vehicle                            $      14,883      $       19,691

         Note  payable to a credit union, interest at 8.75%, monthly payments of $474, through July, 2005, collateralized
               by a vehicle, paid off in 2002                                                --              17,568

         Note payable to a bank, interest at 12%,
               monthly payments of $134, through
               March, 2002, collateralized by furniture                                      --                 395

         Note payable to a bank, interest at 11%,
               monthly payments of $806, through
               October, 2007, collateralized by furniture                                33,481              40,738

         Note payable to a bank, interest at 11.25%,
               monthly payments of $835, through
               April, 2008, collateralized by furniture                                  39,165              46,353

         Note payable to a finance company, interest at 2.9%,
               monthly payments of $894, through
              October, 2005, collateralized by a vehicle                                 29,152              38,885

         Note payable to an individual related party Interest at 8%, monthly payments of $1,255, through May, 2021, Uncollateralized,
              (see Note 9)                                                                   --             148,218

         Note payable to an individual related party,
              interest at 8.5%,  monthly payments of $614,
              through April, 2005, collateralized by a vehicle                           11,957              21,166


                           CLEAR LAKE TRAILERS, INC.
                               dba TEXAS PRO STAR
                          Notes to Financial Statements
                           December 31, 2002 and 2001

Note 3 - Long-Term Debt and Notes Payable (continued)
         Lease payable to a finance company, interest at 2.92%,
               monthly payments of $63, through
              May, 2005, collateralized by equipment                                      1,971               1,987

         Note payable to an individual related party,
              interest at 8%, monthly payments of $3,914,
              through October, 2003, Uncollateralized                                    45,000                  --

         Notes payable to shareholders, no stated interest rate
              or monthly payments (see Note 9)                                           20,109             524,902
                                                                                  -------------      --------------

                                                                                  $     195,718      $      859,903
              Less current portion                                                      (80,515)            (39,483)
                                                                                  -------------      --------------

         Net Long-Term Portion                                                    $     115,203      $      820,420
                                                                                  =============      ==============

Maturities of Long-Term Debt at December 31, 2002 are:

                        2003                       $          80,515
                        2004                                  38,848
                        2005                                  33,911
                        2006                                  20,918
                        2007                                  18,866
                        Thereafter                             2,660
                                                   -----------------
                                                   $         195,718
                                                   =================

     The Company has a $50,000 line of credit with a bank of which $30,659 and $2,605 was unused at December 31, 2002 and 2001, respectively. The note matures on May 1, 2003 and carries an interest rate of 2% above the Wall Street Journal prime rate. At December 31, 2002 and 2001, the rate was 6.25% and 6.75%, respectively. Interest is payable on maturity. The line of credit is collateralized by inventory.

Note 4 - Related Party Transactions

     The Company leases its sales facility from its stockholders on a month-to-month basis. Lease expense for 2002 and 2001 was $103,255 and $96,000 respectively. At December 31, 2002, the Company also has two notes payable to a party related to the shareholders totaling $56,957. Similar notes totaled $169,384 at December 31, 2001.
(See also note 3)

Note 5 - Concentration of Financing Activities

     The Company conducts substantially all of its financing activities with three finance companies. These activities include floor plan payable totaling $498,742 at December 31, 2002 and $934,516 at December 31, 2001.

                           CLEAR LAKE TRAILERS, INC.
                               dba TEXAS PRO STAR
                          Notes to Financial Statements
                           December 31, 2002 and 2001


Note 6 - Long-Term Lease

     The Company leased a sales facility in 2001 in Denton, Texas, which was closed in December 2001. Lease expense for 2001 was $16,425. The lease was settled with the lessor in 2002 for an additional $3,000.

Note 7 - Intangibles

     Included in Intangibles is a franchise agreement of $75,000. The franchise agreement is being amortized using the straight-line method over 15 years. Accumulated amortization at December 31, 2002 and 2001 was $19,167 and $14,167, respectively.

     Also included in Intangibles at December 31, 2001 was goodwill of $410,000. Goodwill was being amortized using the straight-line method over 15 years during 2001. Accumulated amortization at December 31, 2001 was $77,444.

     Effective January 1, 2002, the Company has adopted required new accounting rules for goodwill. These rules require the Company to discontinue amortizing goodwill and to evaluate the goodwill for possible impairment each year. The goodwill was evaluated as if the operations were on a stand alone basis. Evaluation indicated total impairment and the goodwill, net of accumulated amortization, was charged to expense in 2002.

Note 8 - Contingencies

     The Company has guaranteed a personal note payable of the stockholders to a finance company. The amount of the loan outstanding at December 31, 2002 and 2001 was $426,222 and $436,186, respectively.

Note 9 - Going Concern

     During 2002, the shareholders converted some long-term debt into equity by canceling the debt without issuing additional shares. The company still has an equity deficit and their continued operations are dependent on additional financing or being acquired by a company that can provide this needed capital.

                      TWISTER TRAILER MANUFACTURING, INC.
                              Financial Statements

                          As of December 31, 2002 and
                 For the Years Ended December 31, 2002 and 2001
                         Together with Auditors' Report

                                       MHM
                       Murrell, Hall, McIntosh & Co., PLLP
                          Certified Public Accountants


                          INDEPENDENT AUDITORS' REPORT



To the Stockholders
of Twister Trailer Manufacturing, Inc.


         We have audited the accompanying balance sheet of Twister Trailer Manufacturing, Inc. (a Kansas Subchapter S Corporation) as of December 31, 2002, and the related statements of operations, stockholder's equity and cash flows for the years ended December 31, 2002 and 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Twister Trailer Manufacturing, Inc. as of December 31, 2002, and the results of its operations, stockholder's equity and cash flows for the years ended December 31, 2002 and 2001 in conformity with accounting principles generally accepted in the United States of America.

         The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 5 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency, which raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 5. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                         /s/ MURRELL, HALL, McINTOSH & CO., PLLP


Norman, Oklahoma
April 4, 2003

--------------------------------------------------------------------------------
  2402 Westport Drive             (405) 292-2900              P.O. Box 720360
Norman, OK. 73069-6336         FAX (405) 321-4758        Norman, OK. 73070-4265
                                  WWW.MHMCPA.COM

                      TWISTER TRAILER MANUFACTURING, INC.
                                 Balance Sheet
                               December 31, 2002


                                     ASSETS

Current Assets
       Cash                                                      $          7,845
       Inventory                                                          104,633
                                                                 ----------------

    Total Current Assets                                         $        112,478
                                                                 ----------------

Property and Equipment, at cost
       Machinery and Equipment                                   $         40,928
       Automobiles and Trucks                                              19,049
                                                                 ----------------
                                                                 $         59,977
       Less:  Accumulated Depreciation                                    (37,167)
                                                                 ----------------

    Net Property and Equipment                                   $         22,810
                                                                 ----------------


Total Assets                                                     $        135,288
                                                                 ================


                      LIABILITIES AND STOCKHOLDER'S DEFICIT

Current Liabilities
       Current Notes Payable                                     $        109,255
       Accounts Payable                                                    16,064
       Customer Deposits                                                   20,000
       Accrued Liabilities                                                 12,756
       Current Portion of Long-Term Debt                                   11,346
                                                                 ----------------

    Total Current Liabilities                                    $        169,421

Long-Term Liabilities
       Long-Term Debt, Net of Current Portion                             160,838
                                                                 ----------------

        Total Liabilities                                        $        330,259
                                                                 ----------------

Stockholder's Deficit
       Common Stock, No par value, 100 shares
       authorized, issued and outstanding                         $        54,196
       Retained Deficit                                                  (249,167)
                                                                 ----------------

       Total Stockholder's Deficit                               $       (194,971)
                                                                 ----------------

Total Liabilities and Stockholder's Deficit                      $        135,288
                                                                 ================


                 See Accompanying Notes to Financial Statements

                      TWISTER TRAILER MANUFACTURING, INC.
                            Statements of Operations
                 For the Years Ended December 31, 2002 and 2001


                                                              2002             2001
                                                         --------------   --------------
Net Sales                                                $      479,151   $      394,931

Cost of Sales                                                   380,198          335,196
                                                         --------------   --------------

      Gross Profit                                       $       98,953   $       59,735

Selling, General and Administrative Expense
  (including interest expense of $22,815 and
  $11,634)                                                      123,240          121,027
                                                         --------------   --------------

Net Loss                                                 $      (24,287)  $      (61,292)
                                                         ==============   ==============



                 See Accompanying Notes to Financial Statements

                      TWISTER TRAILER MANUFACTURING, INC.
                       Statements of Stockholders' Equity
                 For the Years Ended December 31, 2002 and 2001



                                            Common Stock
                                       ------------------------       Retained
                                          Shares       Amount          Deficit
                                       ----------  ------------   ---------------
Balance, December 31, 2000                   100   $    54,196    $     (108,690)

Net Loss                                      --            --           (61,292)

Distributions to Stockholder                  --            --           (33,472)
                                       ---------   -----------    --------------

Balance, December 31, 2001                   100   $    54,196    $     (203,454)

Net Loss                                      --            --           (24,287)

Distributions to Stockholder                  --            --           (21,426)
                                       ---------   -----------    --------------

Balance, December 2002                       100   $    54,196    $     (249,167)
                                       ==========  ===========    ==============



                 See Accompanying Notes to Financial Statements

                      TWISTER TRAILER MANUFACTURING, INC.
                            Statements of Cash Flows
                 For the Years Ended December 31, 2002 and 2001



                                                                2002            2001
                                                            ------------    ------------
Cash Flows From Operating Activities
    Net Loss                                                $    (24,287)   $    (61,292)
    Adjustments to Reconcile Net Loss to Net Cash
       Provided (Used) by Operating Activities:
         Depreciation and Amortization                            10,978           4,645
       (Increase) Decrease in Assets:
         Accounts Receivable                                          --          26,180
         Inventory                                                31,547         (51,603)
         Other Assets                                                 --              90
       Increase (Decrease) in Liabilities:
         Accounts Payable                                         13,341         (22,252)
         Accrued Liabilities                                      31,634         (23,812)
                                                            ------------    ------------

            Net Cash Provided (Used) By
              Operating Activities                          $     63,213    $   (128,044)
                                                            ------------    ------------

Cash Flows From Investing Activities
    Purchases of Property and Equipment                     $    (19,049)   $         --
                                                            ------------    ------------

            Net Cash Used By Investing Activities           $    (19,049)   $         --
                                                            ------------    ------------

Cash Flows From Financing Activities
    Proceeds from Current Debt                              $    120,960    $    247,134
    Reductions in Current Debt                                  (126,685)       (187,318)
    Proceeds from Long Term Debt                                      --         160,000
    Reductions of Long-Term Debt                                  (9,947)        (20,696)
    Distributions to Stockholder                                 (21,426)        (33,472)
    Book Overdraft                                                    --         (36,825)
                                                            ------------    ------------

            Net Cash Provided (Used) By
              Financing Activities                          $    (37,098)   $    128,823
                                                            ------------    ------------

Net Increase (Decrease) in Cash                             $      7,066    $        779

Cash at Beginning of Year                                            779              --
                                                            ------------    ------------

Cash at End of Year                                         $      7,845    $        779
                                                            ============    ============

Supplemental Disclosures:
    Interest Paid                                           $     22,815    $     15,366
                                                            ============    ============


                 See Accompanying Notes to Financial Statements

                       TWISTER TRAILER MANUFACTURING, INC.
                          Notes to Financial Statements
                                December 31, 2002


Note 1 - Summary of Significant Accounting Policies

Nature of Operations - The Company was incorporated in 1995 as a Kansas corporation for the primary purpose of manufacturing livestock trailers. The Company also has a retail sales operation for Travalong Trailers.

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents - Short-term investments which have an original maturity date of 90 days or less are included as cash equivalents in the statement of cash flows. There were no cash equivalents at December 31, 2002.

Accounts Receivable - Custom manufacturing of trailers requires a deposit from the customer. The balance of the sales price is due on completion and delivery of the unit. Retail sales of trailers require payment in full at the time of the sale. The Company has no accounts receivable at December 31, 2002.

Inventory - Inventories are valued at the lower of cost or market determined on a first-in, first-out (FIFO) basis.

Property and Equipment - Property and equipment are stated at cost. Maintenance and repairs which do not improve or extend the useful lives of the assets are expensed as incurred. Additions and betterments are capitalized. Upon retirement or replacement, the costs and accumulated depreciation are removed from the respective accounts and the difference is included in income.

Depreciation is provided over the estimated useful lives of the related assets using the declining balance method. Estimated useful lives vary between 3 and 39 years.

Income Taxes - The Company has elected under the Internal Revenue Code to be taxed as an S Corporation. Under those provisions, the Company does not pay federal corporate taxes on its taxable income. Instead, the stockholder is liable for individual federal taxes on the Company's taxable income. There are no significant differences between financial and taxable income.

Note 2 - Inventories

     Inventory consists of the following:

         Work-in-Process                                  $      11,600
         Trailers Purchased                                      34,088
         Parts and Supplies                                      58,945
                                                          -------------
                                                          $     104,633
                                                          =============

                       TWISTER TRAILER MANUFACTURING, INC.
                          Notes to Financial Statements
                                December 31, 2002


Note 3 - Long-Term Debt and Notes Payable

Long-Term Debt

     Long-term debt consists of the following as of December 31, 2002:
         Note payable to a bank, interest at 9.0%, monthly payments of $1,647, through July, 2016, collateralized by personal
              guarantee from a related party                                              $      152,523

         Note payable to a finance company, interest at 4.5%, monthly payments of $517, through May, 2006, collateralized by equipment and the
              personal guarantee from a related party                                             19,661
                                                                                          --------------
                                                                                          $      172,184
              Less current portion                                                               (11,346)
                                                                                          --------------
         Net Long-Term Portion                                                            $      160,838
                                                                                          ==============

Maturities of Long-Term Debt at December 31, 2002 are:

                        2003                              $          11,346
                        2004                                         12,161
                        2005                                         13,042
                        2006                                         10,127
                        2007                                          8,525
                        Thereafter                                  116,983
                                                          -----------------
                                                          $         172,184
                                                          =================

Current Notes Payable

     The Company has two lines of credit:
         (1) A $70,000 line of credit with a bank of which $11,670 was unused at December 31, 2002. The note matures on June 17, 2003 and carries an interest rate of 7.5%. Interest is payable on maturity. The line of credit is collateralized by inventory, equipment and the personal guarantee of a related party.
         (2) A $65,000 line of credit with a bank of which $14,075 was unused at December 31, 2002. The note matured on January 16, 2003 and was renewed at that time. It carries an interest rate of 1/2% below the bank's base rate. The interest rate at December 31, 2002 was 8.00%. The line of credit is collateralized by inventory.

Note 4 - Related Party Transactions

     The Company leases its manufacturing facility from its stockholder on a month-to-month basis thru payment of the stockholder's mortgage payments on the property and the payment of property taxes. Rent expense for 2002 was $10,265

                       TWISTER TRAILER MANUFACTURING, INC.
                          Notes to Financial Statements
                                December 31, 2002


Note 5 - Going Concern

     The company has an equity deficit and their continued operations are dependent on additional financing or being acquired by a company that can provide this needed capital.